SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-A

                              Amendment No. 1

             For Registration of Certain Classes of Securities
                  Pursuant to Section 12(b) or (g) of the
                      Securities Exchange Act of 1934

                    American Water Works Company, Inc.
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            (Exact name of registrant as specified in charter)

        Delaware                                     51-0063696
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(State of incorporation or            (I.R.S. Employer Identification No.)
 organization)

1025 Laurel Oak Road, P.O. Box 1770, Voorhees, NJ              08043
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(Address of principal executive offices)                    (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class to be registered

Common Stock Purchase Rights            New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:
                                   None
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                             (Title of class)

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                             (Title of class)

Item 1.     Description of Registrant's Securities to be Registered

            The First Amendment to the Rights Agreement (filed as Exhibit
            4.2 hereto) amends the Rights Agreement by (i) changing the definition of "Acquiring Person" from the Beneficial Owner of 25% or more of the outstanding Common Shares to the Beneficial Owner of 10% or more of the outstanding Common Shares, and
            (ii) lowering the threshold for triggering the adjustment to the consideration receivable upon exercise of the Common Stock Purchase Rights from an acquisition of 35% or more of the outstanding Common Shares to an acquisition of 10% or more of the outstanding Common Shares. The foregoing description of the First Amendment and the Rights Agreement is qualified in its entirety by reference to the Rights Agreement, the amendments thereto (including the First Amendment) and the form of Right Certificate described therein.

Item 2.     Exhibits

            4.1 Rights Agreement, dated as of February 18, 1999, by and between American Water Works Company, Inc. and BankBoston N.A. (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 1,
                   1999).

            4.2    First Amendment to the Rights Agreement, dated June 1,
                   2000.

                                 Signature


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             AMERICAN WATER WORKS COMPANY, INC.


Dated:  June 1, 2000         By:  J. James Barr
                                  ---------------------------------
                             Name:  J. James Barr
                             Title:  President and Chief Executive Officer